UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2013

SunEdison, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13828	56-1505767
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

501 Pearl Drive (City of O’Fallon) St. Peters, Missouri	63376
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 474-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CRS 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2013, SunEdison, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, and Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), for the issuance and sale in a registered offering of 30,000,000 shares of the Company’s common stock, par value $.01 per share, at a public offering price of $7.25 per share, less discounts and commissions of $ $0.29 per share. In addition, the Company granted the Underwriters an option to purchase up to 4,500,000 additional shares, all at the public offering price less the underwriting discount. The option was exercised in full prior to closing. The Company closed the sale of the common stock on September 18, 2013.

The Company received net proceeds from the offering of approximately $239.9 million, after deducting underwriting discounts and commissions and the estimated expenses of the offering. The Company intends to use the net proceeds for general corporate purposes, which the Company expects to include funding working capital and growth initiatives.

The offering was made pursuant to the Company’s effective Registration Statement on Form S-3 (Reg. No. 333-191053), as amended (the “Registration Statement”), as supplemented by a preliminary prospectus supplement dated September 10, 2013 and a final prospectus supplement dated September 12, 2013.

The Underwriting Agreement contains customary representations, warranties, covenants and closing conditions. Pursuant to the Underwriting Agreement, the Company agreed to indemnify the underwriters against certain liabilities that could be incurred by them in connection with the offering. The representations, warranties and covenants in the Underwriting Agreement are not factual information to investors about the Company. Security holders are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the actual Underwriting Agreement, which is filed as Exhibit 1.1 hereto and which is incorporated by reference into this Item 1.01.

In connection with the offering and sale of the common stock, the following exhibits are being filed with this Current Report on Form 8-K to be incorporated by reference into the Registration Statement on Form S-3 (Registration No. 333-191053): (i) the Underwriting Agreement (Exhibit 1.1 to this Current Report on Form 8-K), (ii) the opinion of Kirkland & Ellis LLP as to the legality of the shares of common stock (Exhibit 5.1 to this Current Report on Form 8-K), (iii) the consent of Kirkland & Ellis LLP (Exhibit 23.1 to this Current Report on Form 8-K) and (iv) certain information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement (Exhibit 99.2 to this Current Report on Form 8-K).

Item 8.01 Other Events.

On September 13, 2013, the Company issued a press release announcing the pricing of the public offering described in Item 1.01 of this report. A copy of the press release is filed as Exhibit 99.1 to this Report.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 — that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address the Company’s expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release, other than as required by law. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01 Financial Statements and Exhibits

(d.) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 12, 2013, among the Company, and Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as representatives of the several underwriters named in Schedule I thereto.

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1).

99.1	SunEdison, Inc. press release dated September 13, 2013.

99.2	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Company Registration Statement on Form S-3 (Reg. No. 333-191053), as amended.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 18, 2013	SUNEDISON, INC.

/s/ Martin H. Truong
Name: Martin H. Truong
Title: Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 12, 2013, among the Company, and Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as representatives of the several underwriters named in Schedule I thereto.

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1).

99.1	SunEdison, Inc. press release dated September 13, 2013.

99.2	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Company Registration Statement on Form S-3 (Reg. No. 333-191053), as amended.

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